UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 6, 2017

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On June 6, 2017, Harold Covert resigned as the Chief Financial Officer of Harmonic Inc. (“Harmonic” or the “Company”), effective June 6, 2017.  Pursuant to the previously disclosed transition letter agreement between the Company and Mr. Covert dated December 12, 2016, Mr. Covert will remain available to Harmonic in an advisory capacity for up to 60 days following his resignation to assist with the transition of his responsibilities and other related matters as well as execute a release agreement that becomes effective and irrevocable no later than 60 days following his resignation.
The foregoing description of the transition letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, a copy of which was previously filed and is incorporated by reference herein as Exhibit 10.1.
In connection with Mr. Covert’s resignation, the Company’s board of directors appointed Sanjay Kalra as Harmonic’s Chief Financial Officer and Principal Financial and Accounting Officer, effective June 6, 2017.  Mr. Kalra, age 44, has served as Harmonic’s Vice President, Corporate Controller and Chief Accounting Officer since November 2016. Prior to joining Harmonic, Mr. Kalra served as a Corporate Controller at TiVo, Inc., a provider of on-demand television services, from June 2013 to October 2016. From September 2012 to June 2013, Mr. Kalra served as Vice President and Corporate Controller at Model N, Inc., a provider of revenue management solutions. From February 2007 to September 2012, Mr. Kalra served in various financial roles at Silicon Image, Inc., a semiconductor company. Prior to joining Silicon Image, Mr. Kalra spent nine years in public accounting at Ernst & Young LLP. Mr. Kalra holds a B. Com. in Commerce and Accounting from CCS University, India, is a Chartered Accountant from Institute of Chartered Accountants of India and is a Certified Public Accountant.
In connection with Mr. Kalra’s appointment, the compensation committee of the Company’s board of directors (the “Compensation Committee”) approved an increase to Mr. Kalra’s base salary to $320,000 per year and an increase to his annual bonus incentive target to $176,000. The Compensation Committee also approved a grant of 50,000 restricted stock units (“RSUs”), each unit representing a contingent right to receive one share of Harmonic common stock. One-third of the RSUs will vest on the one year anniversary of the grant date and the remainder will vest in equal installments every three months thereafter, in each case subject to Mr. Kalra’s continued employment on each such date. In addition, the Compensation Committee approved a grant of 25,000 performance-based restricted stock units (“PRSUs”), each unit representing a contingent right to receive one share of Harmonic common stock. If the closing price of Harmonic’s common stock, as quoted on The NASDAQ Stock Market, equals or exceeds certain stock price thresholds for at least 20 consecutive trading days (the “Minimum Trading Period”), then 25% of the PRSUs will vest on the final day of the Minimum Trading Period. If the stock price threshold for which the Minimum Trading Period has been satisfied exceeds one or more other stock price thresholds for which the PRSU award has not already vested, then the vesting associated with all such stock price thresholds shall occur as of the close of market on the final day of the Minimum Trading Period.
Mr. Kalra and Harmonic have also entered into a Change of Control Severance Agreement, effective June 6, 2017 (the “Change of Control Severance Agreement”), pursuant to which, in the event of a termination of Mr. Kalra other than for cause (as defined in the Change of Control Severance Agreement) within 18 months following a change in control of Harmonic (as defined in the Change of Control Severance Agreement), Mr. Kalra will be entitled to receive (i) a lump-sum payment equal to one year’s salary, (ii) an amount equal to the greater of 50% of Mr. Kalra’s then annual target bonus or the average of the actual bonus paid to Mr. Kalra in each of the two prior years, and (iii) a continuation of Mr. Kalra’s health, dental and life insurance benefits for up to one year after the change of control. The Change of Control Severance Agreement also provides for outplacement assistance and the full acceleration of any unvested stock options and restricted stock unit awards held by Mr. Kalra in the event of such termination, subject to certain limitations.
     The foregoing description of the Change of Control Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change of Control Severance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.
Mr. Kalra has also entered into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, the Company agrees to indemnify Mr. Kalra against certain liabilities that may arise by reason of his status or services as Chief Financial Officer of the Company and to advancement of his expenses incurred as a result of any proceeding as to which he may be indemnified. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and is in addition to any other rights Mr. Kalra may have under the Company’s amended and restated certificate of incorporation, bylaws and applicable law.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which was previously filed and is incorporated by reference herein as Exhibit 10.3.
Mr. Kalra has no family relationships with any of Harmonic’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1. The information in the press release attached hereto as Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and Exhibit 99.1 furnished herewith shall not be incorporated by reference into any filing by Harmonic under the Securities Act of 1933, as amended, or under the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1(1)	Transition Letter Agreement between Harmonic Inc. and Harold Covert, dated December 12, 2016.
10.2	Change of Control Severance Agreement between Harmonic Inc. and Sanjay Kalra, dated June 6, 2017.
10.3(2)	Form Indemnification Agreement for directors and executive officers.
99.1	Press release dated June 6, 2017, entitled “Harmonic Appoints Sanjay Kalra as Chief Financial Officer.”

(1)	Previously filed as an Exhibit to the Company’s Current Report on Form 8-K, dated December 13, 2016.
(2)	Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 No. 33-90752.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2017	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
General Counsel, SVP HR
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1 (1)	Transition Letter Agreement between Harmonic Inc. and Harold Covert, dated December 12, 2016.
10.2	Change of Control Severance Agreement between Harmonic Inc. and Sanjay Kalra, dated June 6, 2017.
10.3 (2)	Form Indemnification Agreement for directors and executive officers.
99.1	Press release dated June 6, 2017, entitled “Harmonic Appoints Sanjay Kalra as Chief Financial Officer.”

(1)    Previously filed as an Exhibit to the Company’s Current Report on Form 8-K, dated December 13, 2016.
(2)    Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 No. 33-90752.